UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 7, 2010

GoENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500 Las Vegas, NV	89169
(Address of principal executive offices)	(Zip Code)

(310) 600-8757
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that is based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Form 8-K.   Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Form 8-K to conform our statements to actual results or changed expectations, or the results of any revision to these forward-looking statements.

In this Form 8-K, references to “we,” “our,” “us,” “GoEnergy,” the “Company” or “our Company” refer to GoEnergy, Inc., a Delaware corporation.

Item 1.01.  Entry into a Material Definitive Agreement.

On December 7, 2010, the Company acquired Kick the Can Corp., a Nevada corporation (“KTC Corp”), and a producer of pop culture and multimedia conventions across the United States that markets movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels, pursuant to a share exchange agreement (the “Exchange Agreement”) by and among the Company, Strato Malamas, an individual and the majority stockholder of GoEnergy, KTC Corp., Kicking the Can, L.L.C., a Delaware limited liability company and the majority shareholder of KTC Corp. (“KTC LLC”), and certain shareholders of KTC Corp. that are signatories thereto (together with KTC LLC, the “KTC Corp. Shareholders”). The closing of the transaction (the “Closing”) took place on December 7, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares of KTC Corp. (the “KTC Corp. Shares”) from the KTC Corp. Shareholders, and the KTC Corp. Shareholders transferred and contributed all of their KTC Corp. Shares to us. In exchange, we issued to the KTC Corp. Shareholders, their designees or assigns, 33,430,107 shares (the “Exchange Shares”), or approximately 95.5% of the shares of common stock, par value $.0001 per share (the “Common Stock”), of the Company issued and outstanding after the Closing (the “Share Exchange”).

As the result of the Share Exchange, KTC Corp. became a wholly-owned subsidiary of the Company. The sole director of the Company and majority shareholder approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The sole director and majority shareholder of KTC Corp. approved the Exchange Agreement and the transactions contemplated thereunder.

As a condition of the Share Exchange, Terry Fields (“Fields”) resigned from all officer positions, other than as CFO, of the Company and Gareb Shamus (“Shamus”) was appointed as the Company’s President and Chief Executive Officer.  It has been agreed that Fields shall resign as CFO after the filing of the Company’s Form 10-Q for the three month period ended October 31, 2010.  As a further condition to the Share Exchange, Fields resigned as the sole director of the Company, effective as of the eleventh day after the mailing of the information statement on Form 14f-1 (which is required by Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and Shamus was appointed as Chairman effective as of the Closing Date.

Immediately after the Share Exchange, we entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Subscribers”) for the issuance and sale of (i) up to $1.5 million in Series A Cumulative Convertible Preferred Stock with the rights and preferences set forth in the Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share, attached hereto as Exhibit 4.1 (“Certificate of Designation”), and is convertible into shares of the Company’s Common Stock at a per share conversion price of $0.40; and (ii) Warrants in the form attached hereto as Exhibit 4.2 (the “Warrants”) to purchase shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $0.60 per share (collectively, the “Offering”).

The Share Exchange is discussed more fully in Section 2.01 of this Current Report on Form 8-K.  The information therein is hereby incorporated in this Section 1.01 by reference.  The description of the transactions contemplated by the Exchange Agreement, Subscription Agreement, Warrants and the other documents set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on December 7, 2010, we acquired Kick the Can Corp. (“KTC Corp”), a producer of pop culture and multimedia conventions across the United States that markets movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels.   On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the KTC Corp. Shares from the KTC Corp. Shareholders, and the KTC Corp. Shareholders transferred and contributed all of their KTC Corp. Shares to us.  In exchange, we issued a total of 33,430,107 shares of our Common Stock to the KTC Corp. Shareholders, their designees or assigns, which totals approximately 95.5% of the issued and outstanding shares of our Common Stock on a fully-diluted basis as of and immediately after the Closing of the Share Exchange.

On the Closing Date, KTC Corp. became a wholly-owned subsidiary of the Company.  The Company’s sole director and majority shareholder approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement.  Immediately following the closing of the Share Exchange, the Company changed its business plan to that of KTC Corp.’s business.

KTC Corp. was incorporated in Nevada on September 21, 2010.  Pursuant to an Asset Purchase Agreement dated September 29, 2010, KTC Corp. acquired from KTC LLC the production rights to the Atlanta Comic Con, Big Apple Comic Con, Cincinnati Comic Con, Connecticut Comic Con, Nashville Comic Con, New England Comic Con, North Coast Comic Con and Toronto Comic Con, in exchange for the issuance of 16 million shares of KTC Corp. common stock, par value $.0001 per share, to KTC LLC.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s Common Stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange, with such information reflecting the Company and its securities upon consummation of the Share Exchange.

BUSINESS

Overview

We are a producer of pop culture and multimedia conventions across North America that markets movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels.

Background

GoEnergy, Inc. ( “we,” “our,” “us,” the “Company,” “our Company” or “GoEnergy”) was incorporated in Delaware on May 2, 2001. After raising initial capital for operations through a private placement offering pursuant to Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), conducted between May 2, 2001 and July 31, 2001, we commenced reviewing various oil and gas property acquisition opportunities.

In March 2002, we acquired a 25% working interest and a 19.50% net revenue interest in oil and gas leases located in Hood County, Texas. In the same month, we also acquired a 1% working interest, and corresponding 0.78% net revenue interest, in another property located in Hood County known as the Tolar Property.  Tests performed on the properties did not indicate a commercial potential for either property so operations were ceased on both properties.  We have abandoned our interest in the Hood County Property and Tolar Property.

On April 2, 2005, we purchased a 100% interest in a property in British Columbia, Canada known as the Eagle Property from David Heyman, who in March 2005 staked a property claim for us in this property, for $4,000.  The funds for this purchase came from our working capital, which consisted of funds from a private placement and loans from our former President Strato Malamas.  The Eagle Property is without known reserves and our efforts there were exploratory in nature.  We did not have any sources of capital available for us to continue exploration on the Eagle Property.

On December 7, 2010 (the “Closing Date”), we acquired Kick the Can Corp. (“KTC Corp”), a producer of pop culture and multimedia conventions across the United States that markets movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels, pursuant to a share exchange agreement (the “Exchange Agreement”) by and among the Company, Strato Malamas, an individual and our majority stockholder, KTC Corp., Kicking the Can, L.L.C., a Delaware limited liability company and the majority shareholder of KTC Corp. (“KTC LLC”), and certain shareholders of KTC Corp. (together with KTC LLC, the “KTC Corp. Shareholders”). On the Closing Date, we acquired all of the outstanding shares of KTC Corp. (the “KTC Corp. Shares”) from the KTC Corp. Shareholders, and the KTC Corp. Shareholders transferred and contributed all of their KTC Corp. Shares to us. In exchange, we issued to the KTC Corp. Shareholders, their designees or assigns, an aggregate of 33,430,107 shares (the “Exchange Shares”), or approximately 95.5% of the shares of common stock, par value $.0001 per share (the “Common Stock”), of our Company issued and outstanding after the Closing (the “Share Exchange”) on a fully-diluted basis as of the closing of the Share Exchange.  As a result, KTC Corp. became our wholly-owned subsidiary on the Closing Date.

KTC Corp. was incorporated in Nevada on September 21, 2010.  In exchange for the issuance to KTC LLC of 16 million shares of the common stock of KTC Corp. pursuant to an Asset Purchase Agreement dated September 29, 2010 (the “Asset Purchase Agreement”) between KTC Corp. and KTC Corp., KTC Corp. acquired (the “Asset Purchase”) from KTC LLC the production rights to the following conventions: the Atlanta Comic Con, Big Apple Comic Con, Cincinnati Comic Con, Connecticut Comic Con, Nashville Comic Con, New England Comic Con, North Coast Comic Con and Toronto Comic Con (collectively, the “Initial Comic Cons”).  In November 2010, KTC Corp. acquired the rights to produce the Nola Comic Con in New Orleans.

Our Business

Overview

We have the rights to the name, marks, domain, customer lists and production rights for a portfolio of fourteen pop culture and multimedia conventions (“Comic Cons”) across North America, and are in the process of acquiring from KTC LLC the rights to produce the Mid Ohio Comic Con in Columbus, Ohio, Central Canada Comic Con in Winnipeg and Houston Comic Con. In addition, we originated in-house and produced the Anaheim Comic Con in April 2010 and the Austin Comic Con in November 2010.  We have thirteen conventions scheduled for the 2011 tour and plan to add at least five more conventions to the 2011 tour.  We project that we will produce twenty five conventions in 2012.  Our Comic Cons provide sales, marketing, promotions, public relations, advertising and sponsorships for entertainment companies, toy companies, gaming companies, publishing companies, marketers, corporate sponsors and retailers.  The demand for our Comic Cons results in our production of multiple conventions in certain cities such as New York City in one year.

A majority of our  target audience is male-oriented and are major buyers of many types of entertainment and media, including movies, music, toys, video games, apps, consumer electronics, computers, and lifestyle products, such as clothes, footwear, digital devices, mobile phones and men’s personal items. We believe that this male demographic consists of tens of million consumers in the United States and has hundreds of billion in spending power.  Through our Comic Cons, we introduce movies, TV shows, video games, technology, animation, toys, action figures, social networking/gaming platforms, comic books and graphic novels and their ancillary merchandise products, covering such media properties as Spider-Man, Transformers, Star Wars, Star Trek, Iron Man and Batman.

Conventions

We earn revenue from ticket sales, exhibitor sales, sponsorships and promotions at our Comic Cons. Our operations are centered on the following two business components:

•	Live Conventions, which consists of live events in large cities across North America; and

•	Sponsorships and Promotions, which consists of sponsorships for conventions and related promotion opportunities.

Strategy

Our objective is to use our conventions and business model to become a market leader in sales and marketing of pop culture. Key elements of our strategy include:

•	producing high quality live convention events for promotion of consumer products and entertainment;

•	expanding our relationships with entertainment and media companies that our affiliate KTC LLC has established; and

•	forming strategic relationships with new media and entertainment companies to promote their products.

Sponsorships and Promotions

We sell sponsorships and promotion opportunities to businesses seeking to reach its core target audience of young adult males.

Sponsorships. We provide sponsorships that allow advertisers a full range of promotional vehicles on-site and through its public relations efforts.  Sponsorships include, among other things, the opportunity to display brand names at our live events. Sponsors pay a fee based upon the position of their advertising media and the exposure it will receive. We continue to pursue and negotiate with additional sponsors for the 2011 tour. This activity is ongoing as part of our sales and revenue generating efforts.

Promotions.  Promotional opportunities include product placement and brand associations on-site at the conventions. As our brand grows, we expect to earn revenues by co-creating promotions with companies and brands seeking to benefit from the popularity of the Comic Cons and the exposure received from appearing at them.

Digital Media. We use Facebook and Twitter to create awareness of our conventions and provide updates to our consumers throughout North America. We also use, through an informal arrangement with our affiliate Wizard Entertainment, its website www.wizardworld.com to create awareness of the Comic Cons and an online community for our fans. Through www.wizardworld.com, our fans are able to obtain the latest convention news and information.  Our arrangement will be formalized in an agreement, the terms of which are yet to be negotiated.

Marketing

Our conventions are promoted through a variety of media outlets, including television, radio, print and the Internet.  Our conventions garner a large amount of publicity surrounding the events, including from local TV stations, radio stations, newspapers, national press such as AP and Reuters, and fan websites and blogs.

Trademarks and Copyrights

We have a portfolio of trademarks and service marks and maintain a catalog of copyrighted works. Since intellectual property is material to all aspects of our operations, we expend substantial cost and effort in an attempt to maintain and protect our intellectual property and to avoid infringing other parties’ intellectual property.  For example, we protect our intellectual property rights by, among other things, searching the Internet to detect unauthorized use of our intellectual property, causing the seizure of goods that feature unauthorized use of our intellectual property and seeking restraining orders and/or damages in court against individuals or entities infringing upon our intellectual property rights. We also rely on trademark, copyright and confidentiality laws and contracts.

Regulation

Typically, we do not have to obtain permits to operate the Comic Cons.  The convention centers at which such events occur obtain any required permits and cover all fire safety and occupancy matters as part of the rental agreement.  Crowd control varies by location and are either taken care of by the convention center personnel or by a third party security service recommended by the convention center.

The convention centers, however, require us to obtain liability insurance.  We are in the process of obtaining such liability insurance.

Customers

Our client base is diverse. We have access to some of the leading movie studios, video game producers, comic book publishers, television broadcasters and toy manufacturers and are continuing to develop the relationships initially established by KTC LLC.

No single advertiser, promoter or sponsor contributes a significant portion of our revenues.

Competition; Competitive Strengths

Our competitors are local one-time event comic cons.  We have a competitive advantage over these comic cons because they do not have our economies of scale and operating efficiencies.  Our production costs remain relatively constant despite the number of Comic Cons we operate because, for example, we do not significantly increase the number of personnel, who are either employees or consultants, as we produce more Comic Cons.  Further, the size of our Comic Cons and the volume at which we produce them give us the leverage to negotiate discounts on such things as hotels and other travel expenses.

There is also the San Diego Comic-Con that occurs every year in San Diego.  However, because of its history, size and well established industry presence, we have made a deliberate decision to not try to compete with it and therefore do not consider them a competitor.

We also believe that the size and volume of our Comic Con tours create a barrier to entry of new industry participants because, due to their size, such new industry participants would find it difficult to enter into certain markets, such as the larger metropolitan cities.  Further, because we produce a number of events throughout the year and across North America, we believe that we provide an attractive opportunity for sponsors with limited coverage who want to expand their exposure nationally.

Sales Channels

We have outsourced our ticket sales to a completely online ticketing service, thereby eliminating the need to mail physical badges. Consumers can order online, print out their barcode, come to the show, get scanned and get a wristband for entry. As an alternative, tickets can be purchased at the live events themselves.

Pricing Policy

We offer a five dollar discount on the purchase price of our tickets to those who pre-purchase tickets online as compared to those who purchase their tickets on-site at the convention.  Tickets typically range from $25 for a single day pass to $55 for a weekend pass. Entry of children 10 and under is free at all events.

Sales and Marketing Strategy

We promote our shows through a number of different outlets, including through local radio and TV stations, newspapers, magazines and online sites.  We also use online social networks like Facebook as a resource for our fans and Twitter as a provider of updates to our fans. In addition, we promote our Comic Cons through Wizard magazine, FunFare magazine, ToyFare magazine and www.wizardworld.com, each of which is a property of our affiliate Wizard Entertainment, through an informal arrangement we have with Wizard Entertainment.  Such arrangement will be formalized in an agreement, the terms of which have yet to be negotiated.

Growth Strategy

We plan to increase our presence in the comic con market by acquiring the rights to conventions across North America and building and developing new shows in-house.  For example, we created and produced the Anaheim Comic Con in April 2010 and the Austin Comic Con in November 2010.

Employees

We do not have any of our own employees.  We currently obtain the services of the employees of either KTC LLC or Wizard Entertainment to operate the comic cons through an informal arrangement between us and KTC LLC and Wizard Entertainment.  We plan to enter into a shared services agreement with KTC LLC and Wizard Entertainment, the terms of which have yet to be negotiated.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to our Business

Our future success depends on attracting sponsors and pop culture promoters who will advertise at our Comic Cons. If we fail to attract a sufficient number of sponsors and pop culture promoters, our operating results and revenues may not meet expectations.

One important strategy underlying our recent acquisitions is to create an integrated platform of tours on which sponsors and pop-culture promoters wishing to reach our young male target audience may advertise. However, advertisers may find that our targeted demographic does not consist of their desired consumers or a critical mass of consumers, decide to use a competitor’s services or decide not to use our services for other reasons. If the sponsors and pop-culture promoters decide against advertising with us, we may not realize our growth potential or meet investor expectations. Our future operating results and business prospects could be adversely affected.

If we do not maintain and develop our Comic Con brand and those of our strategic partners, we will not be able to attract an audience to the Comic Cons.

We attract audiences and advertisers partly through brand name recognition. We believe that establishing, maintaining and enhancing our portfolio of Comic Cons and the brands of our strategic partners will enhance our growth prospects. The promotion of our Comic Con brand and those of our strategic partners will depend largely on our success in maintaining a sizable and loyal audience, providing high-quality content and organizing effective marketing programs.

We rely on key contracts and business relationships, and if our current or future business partners or contracting counterparties fail to perform, or terminate, any of their contractual arrangements with us for any reason or cease operations, or should we fail to adequately identify key business relationships, our business could be disrupted and our reputation may be harmed.

If any of our business partners or contracting counterparties fails to perform or terminates its agreement with us for any reason or if our business partners or contracting counterparties with which we have short-term agreements refuse to extend or renew the agreement or enter into a similar agreement, our ability to carry on operations in that sector, and our ability to cross-sell sales and marketing services among different platforms, may be impaired. Depending on the circumstances, the consequences could be far-reaching and harmful to our reputation, existing business relationships and future growth potential.

In addition, we depend on the continued operation of our long-term business partners and contracting counterparties and on maintaining good relations with them. If one of our long-term partners or counterparties is unable (including as a result of bankruptcy or a liquidation proceeding) or unwilling to continue operating in the line of business that is the subject of our contract, we may not be able to obtain similar relationships and agreements on terms acceptable to us or at all.

We may also need to form new strategic partnerships or joint ventures to access appropriate assets and industry know-how. Failing to identify, execute and integrate such future partnerships or joint ventures may have an adverse effect on our business, financial condition, results of operations and cashflow from operations.

The failure to perform or termination of any of the agreements by a partner or a counterparty, the discontinuation of operations of a partner or counterparty, the loss of good relations with a partner or counterparty or our inability to obtain similar relationships or agreements may have an adverse effect on our operating results and financial condition.

We may not be able to respond to changing consumer preferences and our sales may decline.

We operate in markets that are subject to change, including changes in customer preferences. New fads, trends and shifts in pop culture could affect the type of products consumers will purchase. Content in which we have invested significant resources may fail to respond to consumer demand at the time. A decrease in the level of media exposure or popularity of our market pop culture or a loss in sales could have a material adverse effect on our business, prospects and financial condition.

We may not be able to prevent others from using our intellectual property.

We regard our trademarks, trade names, copyrights and similar intellectual property as critical to our success. We plan to rely on a combination of trademark, trade secret and copyright laws, and non-disclosure and other contractual provisions to protect our proprietary rights.  We also try to protect our intellectual property rights by, among other things, searching the Internet to detect unauthorized use of our intellectual property, causing the seizure of goods that feature unauthorized use of our intellectual property and seeking restraining orders and/or damages in court against individuals or entities infringing upon our intellectual property rights.

However, policing the unauthorized use of our intellectual property is often difficult and the steps we have taken may not in every case prevent the infringement by unauthorized third parties. Further, there can be no assurance that our efforts to enforce our rights and protect our intellectual property will be successful.  We may need to resort to litigation to enforce our intellectual property rights. Litigation relating to our intellectual property might result in substantial costs and diversion of resources and management attention. Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be no assurance that we can prevent competitors from marketing the same or similar products and services.

We may be subject to claims by third parties that we infringe on their intellectual property.

Although management does not believe that our services infringe on the intellectual rights of others, there is no assurance that we will not be the target of infringement or other claims.  Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management.   We also may not be able to protect unauthorized use of intellectual property licensed to us and take appropriate steps to enforce its rights.   The ownership of certain trademarks used by us or our strategic partners may be subject to claims by other parties and if litigation of such disputes arises, substantial costs and interruption of our business, or the business of our strategic partners, may result, which may adversely affect our business or results of operations.

We cannot assure you that our growth strategy will be successful, which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow through acquiring rights to more conventions, but there may be obstacles to expanding our business. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish conventions in any additional markets. Our inability to implement this sustainable growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

As we implement our growth strategies, we may experience increased capital needs.  We may not, however, have sufficient capital to fund our future operations without additional capital investments. If adequate additional financing is not available on reasonable terms or at all, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans accordingly.

Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; and (iii) the amount of our capital expenditures, including acquisitions.  Moreover, the costs involved may exceed those originally contemplated. Costs savings and other economic benefits expected may not materialize as a result of any cost overruns or changes in market circumstances. Failure to obtain intended economic benefits could adversely affect our business, financial condition and operating performances.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.  If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.  Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues. Our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenues at levels we expect.

In order to maximize potential growth in our current and potential markets, we may have to expand our production operations. Such expansion will place a significant strain on our management and our operational, accounting and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We could face a variety of risks if we expand into new and complementary businesses.

We hope to identify and enter into new or complementary businesses. Risks of expansion may include, among other risks: potential diversion of management’s attention and other resources, including available cash, from our existing businesses; unanticipated liabilities or contingencies; reduced earnings due to increased amortization, impairment charges and other costs; competition from other companies with more experience in such businesses; and possible additional regulatory requirements and compliance costs.

If we do not compete successfully against new and existing competitors, we may lose our market share, and our operating results may be adversely affected.

We compete with other advertising service providers that may reach our target audience by means that are more effective than our Comic Cons. Further, if such other providers of advertising have a long operating history, large product and service suites, more capital resources and broad international or local recognition, our operating results may be adversely affected if we cannot successfully compete.

We encounter competition in our business, and any failure to compete effectively could adversely affect our results of operations.

We anticipate that our competitors will continue to expand and seek to obtain additional market share with competitive price and performance characteristics. Aggressive expansion of our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

The loss of the services of our key employees, particularly the services rendered by Gareb Shamus, our President, Chief Executive Offices and Chairman, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.   In particular, we are heavily dependent on the continued services of Gareb Shamus, our President, Chief Executive Officer and Chairman. We do not currently have an employment agreement with Mr. Shamus nor do we have key man insurance on Mr. Shamus.  The loss of Mr. Shamus and other members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry, could harm our business.

Need to attract and maintain employees.

Our future success also depends upon our continuing ability to attract and retain qualified personnel. Expansion of our business and operation will require additional managers and employees with industry experience, and our success will be dependent on our ability to attract and retain experienced management personnel and other employees.  There can be no assurance that we will be able to attract or retain qualified personnel. Competition may also make it more difficult and expensive to attract, hire and retain qualified managers and employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected.

Risks Relating to Being a Public Company

Our management has limited experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has limited experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties, including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation or financial condition and could result in delays in the development of an active and liquid trading market for our stock.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected and investor confidence and the market price of our common stock may be adversely impacted.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company’s internal controls over financial reporting in their annual reports, including Form 10-K. Under current Securities and Exchange Commission rules, our management may conclude that our internal controls over our financial reporting are not effective.  Even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

Risks Relating To Our Industry

A continued decline in general economic conditions and disruption of financial markets may, among other things, reduce the discretionary income of consumers or further erode advertising markets, which could adversely affect our business.

Our operations are affected by general economic conditions, which affect consumers’ disposable income. The demand for entertainment and leisure activities tends to be highly sensitive to the level of consumers’ disposable income. Declines in general economic conditions could reduce the level of discretionary income that our fans and potential fans have to spend on consumer products and entertainment, which could adversely affect our revenues. Volatility and disruption of financial markets could limit our advertisers,’ sponsors’ and promoters’ ability to obtain adequate financing to maintain operations and result in a decrease in sales volume that could have a negative impact on our business, financial condition and results of operations.  Continued softness in the market could adversely affect our revenues or the financial viability of our distributors.

We derive a substantial proportion of our revenues from advertising, and the advertising market is particularly volatile.

We derive the majority of our revenues from the provision of advertisements and sponsorships. Advertising spending is volatile and sensitive to changes in the economy. Our advertising customers may reduce the amount they spend on our media for a number of reasons, including:

•	a downturn in economic conditions;

•	a deterioration of the ratings of their programs; or

•	a decline in advertising spending in general.

If we are unable to continually attract advertisers to our Comic Cons, we will be unable to maintain or increase our advertising fees and sales, which could negatively affect our ability to generate revenues in the future. A decrease in demand for advertising in general, and for our advertising services in particular, could materially and adversely affect our operating results.

Risks Related To Our Securities

Our common stock is quoted on the Pink Sheets,  which may have an unfavorable impact on our stock price and liquidity.

Our Common Stock is quoted on the Pink Sheets.  The quotation of our shares on the Pink Sheets may result in a less liquid market available for existing and potential stockholders to trade shares of our Common Stock, could depress the trading price of our Common Stock and could have a long-term adverse impact on our ability to raise capital in the future.

There is limited liquidity on the Pink Sheets.

When fewer shares of a security are being traded on the Pink Sheets, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information.  Due to lower trading volumes in shares of our Common Stock, there may be a lower likelihood of one’s orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one’s order entry.

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our common shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our Common Stock.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop and, even if developed, it is likely to be subject to significant price fluctuations.

We have a trading symbol for our Common Stock, GOEE. However, our stock has been thinly traded. Consequently, there can be no assurances as to whether:

●	any market for our shares will develop;

●	the prices at which our Common Stock will trade; or

●
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our Common Stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our Common Stock. Either of these factors could adversely affect the liquidity and trading price of our Common Stock. Until our Common Stock is fully distributed and an orderly market develops in our Common Stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our Common Stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our Common Stock, developments affecting our business, including the impact of the factors referred to elsewhere in these risk factors, investor perception of us and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our Common Stock.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

We will be subject to the Securities and Exchange Commission’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

 As of December 10, 2010, our executive officers, directors, and principal stockholders who hold 5% or more of our outstanding common stock beneficially owned, in the aggregate, approximately 74% of our outstanding Common Stock. These stockholders are able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

Our Certificate of Incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our certificate of incorporation and applicable Delaware law provide for the indemnification of our directors, officers, employees and agents against attorney’s fees and other expenses incurred by them in any to which they become a party arising from their association with or activities on our behalf. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “GoEnergy believes,” “management believes” and similar language.  Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this report are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this report, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this Form 8-K.

Overview

We are a producer of pop culture and multimedia conventions (“Comic Cons”) across North America that market movies, TV shows, video games, technology, toys, social networking/gaming platforms, comic books and graphic novels. These Comic Cons provide sales, marketing, promotions, public relations, advertising and sponsorship opportunities for entertainment companies, toy companies, gaming companies, publishing companies, marketers, corporate sponsors and retailers.

Background

Kick the Can Corp. (“KTC Corp.”) was incorporated in Nevada on September 21, 2010.  Pursuant to an Asset Purchase Agreement dated September 29, 2010 between KTC Corp. and Kicking the Can, L.L.C., a Delaware limited liability company (“KTC LLC”), KTC Corp. acquired from KTC LLC the production rights to the Atlanta Comic Con, Big Apple Comic Con, Cincinnati Comic Con, Connecticut Comic Con, Nashville Comic Con, New England Comic Con, North Coast Comic Con and Toronto Comic Con in exchange for the issuance of 16 million shares of KTC Corp. common stock to KTC LLC.

Plan of Operation

Our near and long-term operating strategy focuses on increasing revenues through additional live events, and increased sponsorship revenues and sales of convention exhibitor space and tickets, while controlling costs to achieve profitable operations.  Our objective is to use our conventions and business model to become a market leader in sales and marketing of pop culture. Key elements of our strategy include:

•	producing high quality live convention events for promotion of consumer products and entertainment;

•	expanding our relationships with entertainment and media companies; and

•	forming strategic relationships with new media and entertainment companies to promote their products.

We will continue to pursue, negotiate and sell sponsorships and promotion opportunities to businesses seeking to reach our core target audience of young adult males as an ongoing part of our sales and revenues generating efforts.  As our brand grows, we expect to earn revenues by co-creating promotions with companies and brands seeking to benefit from the popularity of our conventions and the exposure received from appearing at our live conventions.

Liquidity and Capital Resources

At September 30, 2010, KTC Corp.’s cash and cash equivalents were $-0-.  During the period from inception through September 30, 2010, KTC Corp. issued $1,600 of its common stock, all of which were issued in exchange for the rights to the comic conventions controlled by KTC LLC.  KTC Corp. received an additional $1,600 in common stock subscriptions, which were not paid for at September 30, 2010.

Going Concern

The financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $853 at September 30, 2010, and a net loss from operations of $853 for the period from September 20, 2010 (inception) through September 30, 2010 with no revenues since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds  through private placements.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

Off-Balance Sheet Arrangements

As of September 30, 2010, KTC Corp. had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Plan of Operation.”

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Property and equipment

Property and equipment is stated at historical cost less accumulated depreciation and amortization.  Depreciation and amortization is computed on a straight-line basis over the estimated useful lives of the assets, varying from 3 to 5 years or, when applicable, the life of the lease, whichever is shorter.

Long-lived assets

We comply with the accounting and reporting requirements of Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  We will periodically evaluate the carrying value of long-lived assets when events and circumstances warrant such a review.  Long-lived assets will be written down if the evaluation determines that the fair value is less than the book amount.

Income taxes

We comply with SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial reporting for income taxes.  Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

Revenue recognition

In accordance with the provisions of Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition , as amended by SAB 104, revenues are generally recognized when products are shipped or as services are performed.  However, due to the nature of our business, there are additional steps in the revenue recognition process, as described below:

•
Sponsorships:  We follow the guidance of Emerging Issues Task Force (“EITF”) Issue 00-21 Revenue Arrangements with Multiple Deliverables , and assign the total of sponsorship revenues to the various elements contained within a sponsorship package based on their relative fair values.

Fair Value of Financial Instruments

We follow paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of our financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of our financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of our financial assets and liabilities, such as accrued expenses approximate our fair values because of the short maturity of this instrument.

We do not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, we did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from September 20, 2010 (inception) through September 30, 2010.

Recent accounting pronouncements

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.	A subsidiary or group of assets that is a business or nonprofit activity;

2.	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture; and

3.	An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.	Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions; and

2.
Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that require new disclosures as follows:

1.
Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and

2.
Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.
Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.; and

2.
Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In February 2010, the FASB issued the FASB Accounting Standards Update No. 2010-09 “Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements”, which provides amendments to Subtopic 855-10 as follows:

1.
An entity that either (a) is an SEC filer or(b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of those criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued;

2.
An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements; and

3.
The scope of the reissuance disclosure requirements is refined to include revised financial statements only. The term revised financial statements is added to the glossary of Topic 855. Revised financial statements include financial statements revised either as a result of correction of an error or retrospective application of U.S. generally accepted accounting principles.

All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.

In April 2010, the FASB issued the FASB Accounting Standards Update No. 2010-17 “Revenue Recognition — Milestone Method (Topic 605) Milestone Method of Revenue Recognition”, which provides guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. A vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive.

Determining whether a milestone is substantive is a matter of judgment made at the inception of the arrangement. The following criteria must be met for a milestone to be considered substantive. The consideration earned by achieving the milestone should:

1.	Be commensurate with either of the following:

a.	The vendor's performance to achieve the milestone; and

b.	The enhancement of the value of the item delivered as a result of a specific outcome resulting from the vendor's performance to achieve the milestone.

2.	Relate solely to past performance; and

3.	Be reasonable relative to all deliverables and payment terms in the arrangement.

A milestone should be considered substantive in its entirety. An individual milestone may not be bifurcated. An arrangement may include more than one milestone, and each milestone should be evaluated separately to determine whether the milestone is substantive. Accordingly, an arrangement may contain both substantive and nonsubstantive milestones.

A vendor's decision to use the milestone method of revenue recognition for transactions within the scope of the amendments in this Update is a policy election. Other proportional revenue recognition methods also may be applied as long as the application of those other methods does not result in the recognition of consideration in its entirety in the period the milestone is achieved.
A vendor that is affected by the amendments in this Update is required to provide all of the following disclosures:

1.	A description of the overall arrangement;

2.	A description of each milestone and related contingent consideration ;

3.	A determination of whether each milestone is considered substantive ;

4.	The factors that the entity considered in determining whether the milestone or milestones are substantive; and

5.	The amount of consideration recognized during the period for the milestone or milestones.

The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. Additionally, a vendor electing early adoption should disclose the following information at a minimum for all previously reported interim periods in the fiscal year of adoption:

1.	Revenue ;

2.	Income before income taxes ;

3.	Net income ;

4.	Earnings per share; and

5.	The effect of the change for the captions presented.

A vendor may elect, but is not required, to adopt the amendments in this Update retrospectively for all prior periods.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

MANAGEMENT

Appointment of New Directors and Officers

Terry Fields has resigned from his position as Chief Executive Officer and all other officer positions that he holds with our Company, effective as of the Closing Date of the Share Exchange, and as the sole director of our Company, effective as of the eleventh day that an information statement required by Rule 14f-1 promulgated under the Exchange Act is mailed to our stockholders.  It has been agreed that Fields shall resign as Chief Financial Officer after the filing of the Company’s Form 10-Q for the three month period ended October 31, 2010.  Gareb Shamus was appointed as our President, Chief Executive Officer and Chairman on the Closing Date.

The following table sets forth the names, ages, and position of our new executive officer and director. Executive officers are elected annually by our board of directors.  Each executive officer holds his office until he resigns, is removed by our board of directors, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION

Gareb Shamus	41	President, Chief Executive Officer and Chairman

Terry Fields	67	Chief Financial Officer and Director

A brief biography of our officers and directors is more fully described in Item 5.02.  The information therein is hereby incorporated in this section by reference.

Audit Committee; Audit Committee Financial Expert

We have not yet appointed an audit committee. Our board of directors currently acts as our audit committee. At the present time, we believe that our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting.

We currently do not have a member who qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-K and is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Employment Agreements

We currently do not have employment agreements with any of our executive officers.

Family Relationships

Stephen Shamus, the brother of Gareb Shamus, our President, CEO and Chairman, is expected to be appointed Chief Marketing Officer of our Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or have been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission.

Code of Ethics

We have not yet adopted a code of ethics.

EXECUTIVE COMPENSATION

GoEnergy Executive Compensation Summary

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid by us to the named executive officers during the fiscal years ended July 31, 2010 and 2009 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Terry Fields, President, CEO, CFO and Secretary	2009	0	0	0	0	0	0	0	0

	2010	0	0	0	0	0	0	0	0

Outstanding Equity awards at Fiscal Year End

There are no outstanding equity awards as of the date hereof.

Director Compensation

Our directors do not receive a fee for attending board of directors meetings or meetings of a committee of the board of directors. All directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase our Common Stock pursuant to the terms of their employment agreements.  No such plan has been finalized or adopted.

Certain Relationships and Related Transactions

Gareb Shamus, our President, CEO and Chairman, is also the President and CEO of each of Wizard Entertainment and its wholly owned subsidiary Wizard Conventions.  Stephen Shamus, the brother of Gareb Shamus, is the Chief Marketing Officer of each of Wizard Entertainment and Wizard Conventions, and is expected to be appointed our Chief Marketing Officer.

In addition to local radio and TV stations, newspapers, magazines and online sites, and social networks such as FaceBook and Twitter, we promote our Comic Cons through Wizard magazine, FunFare magazine, ToyFare magazine and www.wizardworld.com, each of which is the property of Wizard Entertainment, through an informal arrangement with Wizard Entertainment.  Further, we are currently receiving the services of Wizard Entertainment and Wizard Conventions personnel to operate our Comic Cons, and occupy offices leased by Wizard Entertainment, pursuant to an informal arrangement with Wizard Entertainment.  We plan to enter into a shared services agreement, the terms which are yet to be negotiated, to formalize these arrangements.

Going forward, we will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to our board of directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

PROPERTIES

We occupy offices at 1010 Avenue of the Americas, Suite 302, New York, NY 10018 that is leased by our affiliate Wizard Entertainment through an informal arrangement between us and Wizard Entertainment.  We plan to enter into a shared services agreement with Wizard Entertainment, the terms of which have yet to be negotiated, to formalize this arrangement.  The lease on the property expires on December 31, 2012 and covers approximately 4,500 square feet, of which we occupy approximately 830 square feet (exclusive of shared space).  We do not own any real estate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 10, 2010 with respect to the beneficial ownership of our common stock by (i) each of our officers and directors, (ii) our officers and directors as a group and (iii) each person known by us to beneficially own five percent (5%) or more of our outstanding common stock.  Unless otherwise specified, the address of each of the persons set forth below is in care of Kick the Can Corp., 1010 Avenue of the Americas, Suite 302, New York, NY 10018

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage Ownership(2)

Directors and Officers

Gareb Shamus
President, CEO and Chairman	19,437,265	55.54

Terry Fields
Chief Financial Officer(3)
321 South Cannon
Beverly Hills, CA 90210	0	*

All officers and directors as a group
(2 persons named above)	19,437,265	55.54

5% Beneficial Owners

Knie, Robert	2,400,000	6.86

The David Rosenberg Irrevocable Trust(4)	2,150,000	6.14

Weisblum, Eric(5)	1,950,000	5.57

* Less than 1%

(1)
Beneficial ownership generally includes voting or investment power with respect to securities. Unless otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the securities. Beneficial ownership is determined in accordance with Rule 13d–3(d)(1) under the Exchange Act and includes securities for which the beneficial owner has the right to acquire beneficial ownership within 60 days.

(2)	Based on 35,000,000 shares of common stock issued and outstanding as of December 10, 2010.

(3)	It has been agreed that Fields shall resign as CFO after the filing of the Company’s Form 10-Q for the three month period ended October 31, 2010.

(4)
The beneficiary of the Trust is Natalie Schlossberg and the trustee is Mitch Schlossberg, the son of Natalie Schlossberg.  Natalie Schlossberg is the mother –in-law of shareholder Eric Weisblum.  The trustee disclaims any beneficial ownership of Mr. Weisblum’s shares of the Company.

(5)	Eric Weisblum is the son-in-law of the beneficiary of The David Rosenberg Irrevocable Trust. Mr. Weisblum disclaims any beneficial ownership of the Trust’s shares of the Company.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DESCRIPTION OF SECURITIES

General. Our authorized capital stock consists of 80,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”), and 20,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”), of which 25,000 have been designated as Series A Cumulative Convertible Preferred Stock.

Common Stock. As of December 10, 2010, there were approximately 35,000,000 shares of our Common Stock issued and outstanding held by approximately 42 stockholders of record.

Voting Rights. Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized  by a  majority  of the votes cast.  Holders of our stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Dividend Rights. Holders of our Common Stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds, but only after we have satisfied our dividend obligations to the holders of our Series A Cumulative Convertible Preferred Stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that are legally available for distribution and remain after (i) payment of liabilities and (ii) payment in full of all amounts due to the holders of the Series A Preferred (on an as converted basis) and the Common Stock.

Conversion and Redemption Rights. Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Common Stock.

Preferred Stock.  As of December 10, 2010, there were approximately 9,763 shares of our Series A Cumulative Convertible Preferred Stock issued and outstanding held by approximately 15 shareholders of record.

Voting Rights. Holders of our Preferred Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Preferred Stock do not have cumulative voting rights. Therefore, holders of a majority of our shares (preferred and common) voting for the election of directors can elect all of the directors. Holders of our stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Dividend Rights. Holders of Preferred Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.

Liquidation Rights. In the event of liquidation, dissolution or winding up, each outstanding share (common and preferred) entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Series A Cumulative Convertible Preferred Stock

As of December 10, 2010, there were approximately 9,763 shares of our Series A Cumulative Convertible Preferred Stock issued and outstanding held by approximately 15 shareholders of record.  Each share of our Series A Cumulative Convertible Preferred Stock (“Series A Preferred”)  has a stated value equal to $100 (the “Stated Value”).

Voting Rights

The holders of our Series A Preferred do not vote together with the holders of our Common Stock on an as converted basis. The vote of the holders of our Series A Preferred is required, however, to (i) amend our certificate of incorporation or bylaws in a way that would be adverse to the holders of our Series A Preferred, (ii) redeem or repurchase our stock (other than with respect to the Series A Preferred), (iii) effect a liquidation event, (iv) declare or pay dividends (other than on the Series A Preferred), and (v) issue any securities in parity or senior to the rights of the Series A Preferred.

Dividends

The holders of our Series A Preferred are entitled to receive preferential dividends at the rate of 8% per share per annum of the Stated Value out of any funds legally available, and before any dividend or other distribution will be paid or declared and set apart for payment on any shares of our Common Stock.  Upon the occurrence of an event of default, the dividend rate will increase to 15% per annum on the Stated Value. The dividends compound annually and are fully cumulative, accumulate from the date of original issuance of the Series A Preferred, and are payable annually on the last day of each calendar year, in arrears, (i) in cash; (ii) at our option, in additional shares of Series A Preferred valued at the Stated Value in an amount equal to 150% of the cash dividend otherwise payable; or (iii) at our option, a combination of cash and additional shares of Series A Preferred.

Liquidation.

Upon the occurrence of a “liquidation event”, the holders of our Series A Preferred are entitled to receive, before any payment or distribution is made on any shares of our Common Stock, out of the assets available for distribution to our stockholders, an amount equal to two (2) times the Stated Value and all accrued and unpaid dividends.  If the assets available is insufficient to pay the holders of our Series A Preferred in full, then the assets will be distributed pro rata among the holders of our Series A Preferred.

A “liquidation event” occurs in the event of (i) our liquidation, dissolution or winding-up, whether voluntary or involuntary, (ii) (A) our purchase or redemption of any shares of any class of our stock or (B) a merger or consolidation with or into any entity, unless, among other things, the holders of our Series A Preferred receive securities of the surviving corporation having substantially similar rights and our stockholders immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving entity.

Redemption

Upon (i) the occurrence of an event of default, (ii) a “change in control” or (iii) our liquidation, dissolution or winding up, and if the holder of the Series A Preferred so elects, we must pay a sum of money determined by multiplying the then current purchase price of the outstanding Series A Preferred by 110%, plus accrued but unpaid dividends, no later than thirty (30) business days after request for redemption is made.  “Change in Control” means (i) our Company no longer having a class of shares publicly traded, listed or quoted, (ii) our becoming a subsidiary of another entity, (iii) a majority of our board of directors as of the Closing Date no longer serving as our directors of the Corporation, and (iv) the sale, lease or transfer of substantially all of our assets or the assets of our subsidiary.

Conversion

Each holder of our Series A Preferred has the right at any time after the issuance of Series A Preferred to convert the shares at the Stated Value and accrued but unpaid declared dividends into shares of our Common Stock at a conversion rate of $0.40 per share.

Except under certain circumstances (such as the issuance of our Common Stock pursuant to a stock option plan), if we issue shares of our Common Stock or securities convertible into or exchangeable or exercisable for shares of our Common Stock, for a purchase price, conversion price or exercise price that is less then the then current conversion price of our Series A Preferred, then the conversion price of our Series A Preferred will be reduced to such lower price.

The conversion price for our Series A Preferred is further adjusted in the event of:  (i) a declaration of any dividend or distribution on our Common Stock, (ii) stock split or (iii) reclassification of our Common Stock, proportionately so that the holders of our Series A Preferred are entitled receive the kind and number of shares or other securities to which they would have owned or have been entitled to receive after the happening of any of such events had such shares of our Series A Preferred been converted immediately prior to the happening of such event.

If we merge with or into any other corporation where we are not the surviving entity, then unless the right to convert shares of our Series A Preferred is terminated as part of such merger, then, if permitted under applicable law, the holder of our Series A Preferred will have the right to convert each of their shares of Series A Preferred into the same kind and amount of shares of stock receivable upon the merger.  A similar provision applies to the sale of all or substantially all of our assets.

If a holder of our Series A Preferred notifies us of such holder’s election to convert and we do not deliver the shares of Common Stock issuable upon such conversion, and the holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Stated Value.  We will also pay interest at the annual rate of 15% for each day that we are late as well $100 per business day for each $10,000 of Stated Value and dividend which is not timely delivered.

Neither we nor the holder of our Series A Preferred may convert any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the conversion date and (ii) the number of shares of our Common Stock issuable upon the conversion, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  The holder of our Series A Preferred may waive the conversion limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

Series A Common Stock Purchase Warrants

Our Series A Common Stock Purchase Warrants (the “Warrants”) have a term of five years after their issuance date and an exercise price of $.60 per share.  As of December 10, 2010, we have warrants outstanding that are exercisable for an aggregate of up to 614,703 shares of our Common Stock.

The warrant holder may pay the exercise price in cash or through a cashless exercise if the fair market value of our Common Stock is greater than the current exercise price.

If we issue Common Stock, except in the event of certain circumstances (such as the issuance of Common Stock pursuant to a stock option plan), for a consideration less than the exercise price then in effect, then the exercise price will be reduced to the lower exercise price.  Upon any reduction of the exercise price, the number of shares of our Common Stock that the warrant holder is entitled to receive upon exercise will also be adjusted.

If, at any time while the Warrants are outstanding, (i) we merge or  consolidate  with or into another entity, (ii) we sell all or substantially all of our assets, (iii) we effect a tender offer or exchange offer, (iv) we consummate a stock purchase agreement or other business combination with another person or entity that results in such person or entity acquiring more than 50% of our outstanding shares of Common Stock, (v) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50%or more of our Common Stock in the aggregate or (vi) we effect any reclassification of our Common Stock or any share exchange where our Common Stock is converted into or exchanged for other securities, cash or property, then the warrant holder will have the right to receive, for each share of Common Stock issuable upon exercise of the Warrant, (a) the number of shares of common stock of the successor or acquiring corporation or of our Company if we are the surviving corporation, and any additional consideration receivable  by the warrant holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such event or (b) under certain transactions (such as where the consideration paid to holders of our Common Stock consists solely of cash), cash equal to the Black-Scholes value.  To the extent necessary to effectuate the above, any successor or surviving entity will issue to the warrant holder a new warrant  evidencing the warrant holder's right to exercise such warrant as described above.

If a warrant holder notifies us of such holder’s election to exercise and we do not deliver the shares of Common Stock issuable upon such exercise, and the warrant holder has to buy shares of our Common Stock on the open market because of their obligation to deliver shares of Common Stock, then we will pay such holder the difference between the price paid on the open market and the Stated Value.  We will also pay interest at the annual rate of 15% for each day that we are late in delivering shares of our Common Stock.

The warrant holder can not exercise any amount that would result in the holder having a beneficial ownership of our Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the holder and its affiliates on the exercise date and (ii) the number of shares of our Common Stock issuable upon exercise, which would result in the aggregate beneficial ownership by such holder and its affiliates of more than 4.99% of the outstanding shares of our Common Stock.  The warrant holder may waive the exercise limitation in whole or in part upon and effective after sixty one (61) days’ prior written notice to our Company.

MARKET PRICE OF AND DIVIDENDS ON THE COMMON STOCK
AND RELATED STOCKHOLDER MATTERS

While there is no established public trading market for our Common Stock, our Common Stock is quoted on the Pink Sheets under the symbol GOEE.

The market price of our Common Stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our Common Stock, regardless of our actual or projected performance.

Holders

As of the date hereof, 35,000,000 shares of Common Stock are issued and outstanding.  There are approximately 42 shareholders of our Common Stock.

Transfer Agent and Registrar

The Transfer Agent for our Common Stock is Signature Stock Transfer, Inc., with an address at 2632 Coachlight Court, Plano, TX 75093. Signature Stock Transfer, Inc.’s telephone number is (972) 612-4120.

Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.   Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Equity Compensation Plan Information

The Company does not have an equity compensation plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Gareb Shamus, our President, CEO and Chairman, is also the President,  CEO and Chairman of each of Wizard Entertainment and its wholly owned subsidiary Wizard Conventions, and is the majority shareholder of Wizard Entertainment.  Stephen Shamus, the brother of Gareb Shamus, is the Chief Marketing Officer of each of Wizard Entertainment and Wizard Conventions and is expected to be appointed our Chief Marketing Officer.

In addition to local radio and TV stations, newspapers, magazines and online sites, and social networks such as FaceBook and Twitter, we promote our Comic Cons through Wizard magazine, FunFare magazine, ToyFare magazine and www.wizardworld.com, each of which is the property of Wizard Entertainment, through an informal arrangement with Wizard Entertainment.  Further, we are currently receiving the services of Wizard Entertainment and Wizard Conventions personnel to operate our Comic Cons, and occupy offices leased by Wizard Entertainment, pursuant to an informal arrangement with Wizard Entertainment.  We plan to enter into a shared services agreement, the terms which are yet to be negotiated, to formalize these arrangements.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RECENT SALES OF UNREGISTERED SECURITIES

Recent sales of unregistered securities is more fully described in Item 3.02.  The information therein is hereby incorporated in this section by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145(a) of the Delaware General Corporation Law (“DGCL”), we have the power to indemnify our directors, officers, employees or agents who are parties or threatened to be made parties to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the Company) arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Under Section 145(b) of the DGCL, we have the power to indemnify our directors, officers, employees and agents who are parties or threatened to be made parties to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in our favor arising from that person’s role as our director, officer, employee or agent against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL further provides that if one of our present or former directors or officers has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

These limitations of liability, indemnification and expense advancements may discourage a stockholder from bringing a lawsuit against directors for breach of their fiduciary duties. The provisions may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be adversely affected to the extent we pay the costs of defense or settlement and damage awards against directors and officers pursuant to these limitations of liability and indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We do not maintain directors’ and officers’ liability insurance covering our directors and officers against certain claims or liabilities arising out of the performance of their duties and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was our agent.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 3.02 Unregistered Sales of Equity Securities.

The following contains information regarding our sales of unregistered securities during the past two fiscal years and the three month period from August 1 to October 31 of 2010.  All of the securities sold during these periods were sales of our shares of Common Stock to accredited investors and were deemed to be exempt under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering these securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and, unless otherwise stated below, the shares  were restricted in accordance with the requirements of the Securities Act.

Share Exchange

Pursuant to the Exchange Agreement, on December 7, 2010, we issued 33,430,107 shares of our Common Stock to the KTC Corp. Shareholders in exchange for 100% of the outstanding shares of KTC Corp.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Series A Cumulative Convertible Preferred Stock

Immediately after the Share Exchange, we entered into subscription agreements with certain subscribers for the issuance and sale of (i) up to $1,500,0000 in Series A Cumulative Convertible Preferred Stock with the rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit 4.1, convertible into shares of our Common Stock at a per share conversion price of $0.40; and (ii) Warrants in the form attached hereto as Exhibit 4.2 to purchase shares of our  Common Stock.

These securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered.

We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on December 7, 2010, we issued 33,430,107 shares of our Common Stock to the KTC Corp. Shareholders in exchange for 100% of the outstanding shares of KTC Corp.  As such, immediately following the Closing of the Share Exchange, the KTC Corp. Shareholders held approximately 95.5% of the total voting power of our Common Stock entitled to vote.

In connection with the Closing of the Share Exchange, and as explained more fully in the above Item 2.01 and below in Item 5.02 of this Current Report on Form 8-K, Terry Fields resigned from his position as Chief Executive Officer and all other officer positions that he holds with our Company effective as of the Closing Date and as the sole director effective as of the eleventh day after the mailing of the information statement required by Rule 14f-1 promulgated under the Exchange Act.   Gareb Shamus was appointed as our President, Chief Executive Officer and Chairman on the Closing Date.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Directors

On the Closing Date, Terry Fields resigned as the sole director of our Company, effective on the eleventh day after the mailing of an information statement required by Rule 14f-1 promulgated under the Exchange Act. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

Resignation of Officers

On the Closing Date, Terry Fields resigned from his position as our Chief Executive Officer and all other officer positions he held with our Company, except for his position as Chief Financial Officer .  His resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.  It has been agreed that Terry Fields shall resign from his position as our Chief Financial Officer after our Quarterly Report for the Three Month Period ended October 31, 2010 is filed with the Securities and Exchange Commission.

Appointment of Directors and Officers

Gareb Shamus was appointed as our President and Chief Executive Officer on and effective as of the Closing Date, and upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Gareb Shamus will be appointed as our Chairman.

The business background description of Gareb Shamus is as follows:

Gareb Shamus, age 41, President, Chief Executive Officer and Chairman

Gareb Shamus has been our President and Chief Executive Officer since the consummation of the Share Exchange and as Chairman upon the effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.  Prior to joining our Company, Mr. Shamus founded in 1991 Wizard Entertainment, where he is currently President, CEO and Chairman.  Mr. Shamus is also the managing member of Kicking the Can, L.L.C., our majority shareholder.  In addition, Mr. Shamus co-founded in 2009 and is a director of PGM Media, LLC, which produces an online newsletter called GeekChicDaily.com.  Mr. Shamus was largely responsible for establishing KTC Corp.’s business of producing media and pop-culture conventions across North America.

Mr. Shamus earned a Bachelor of Arts in Economics and graduated magna cum laude from the State University of New York at Albany.

Related Party Transactions

Gareb Shamus, our President, CEO and Chairman, is also the President, CEO and Chairman of each of Wizard Entertainment and its wholly owned subsidiary Wizard Conventions.  Stephen Shamus, the brother of Gareb Shamus, is the Chief Marketing Officer of each of Wizard Entertainment and Wizard Conventions, and is expected to be appointed our Chief Marketing Officer.

In addition to local radio and TV stations, newspapers, magazines and online sites, and social networks such as FaceBook and Twitter, we promote our Comic Cons through Wizard magazine, FunFare magazine, ToyFare magazine and www.wizardworld.com, each of which is the property of Wizard Entertainment, through an informal arrangement with Wizard Entertainment.  Further, we are currently receiving the services of Wizard Entertainment and Wizard Conventions personnel to operate our Comic Cons, and occupy offices leased by Wizard Entertainment, pursuant to an informal arrangement with Wizard Entertainment.  We plan to enter into a shared services agreement, the terms which are yet to be negotiated, to formalize these arrangements.

Item 5.03 Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2010, we filed a Certificate of Amendment to our Certificate of Incorporation changing our name to Wizard World, Inc., and a Certificate of Correction on December 7, 2010 clarifying that the effective date of such name change is January 30, 2011.

Item 5.06 Change in Shell Company Status.

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Share Exchange.  As a result of the Share Exchange, KTC Corp. became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Share Exchange has caused us to cease to be a shell company.  For information about the Share Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K, which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Unaudited Financial Statements of KTC Corp. as of September 30, 2010 are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein, which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description

2.1
Share Purchase and Share Exchange Agreement dated November 5, 2010 by and among the Company, Strato Malamas, an individual and the majority stockholder of GoEnergy, Kick the Can Corp., a Nevada corporation, Kicking the Can, L.L.C., a Delaware limited liability company and the majority shareholder of KTC Corp., and certain shareholders of KTC Corp. that are signatories thereto (incorporated by reference to the Form 8-K filed on November 16, 2010).

3.1	Certificate of Incorporation (incorporated herein by reference to the Form SB-2 filed on March 25, 2003).
3.2	By-laws (incorporated herein by reference to the Form SB-2 filed on March 25, 2003).
3.3	Certificate of Amendment filed December 6, 2010 (1)
3.4	Certificate of Correction filed December 8, 2010 (1)
4.1	Certificate to set forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series A Cumulative Convertible Preferred Stock, $.0001 par value per share (1)
4.2	Form of Warrant (1)
10.1	Form of Subscription Agreement, dated December 6, 2010, by and between GoEnergy, Inc. and the Subscribers (1)
21.1	Subsidiaries (1)

(1)  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2010	By:	/s/ Gareb Shamus
	Name:	Gareb Shamus
	Title:	President and Chief Executive Officer

KICK THE CAN CORP.

(A DEVELOPMENT STAGE COMPANY)

September 30, 2010

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Kick The Can Corp.

(A development stage company)

Studio City, California

We have audited the accompanying balance sheet of Kick The Can Corp. (a development stage company) (the “Company”) as of September 30, 2010 and the related statements of operations, stockholders’ equity and cash flows for the period from September 20, 2010 (inception) through September 30, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2010 and the results of its operations and its cash flows for the period from September 20, 2010 (inception) through September 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company had a deficit accumulated during the development stage at September 30, 2010, and had a net loss for the period from September 20, 2010 (inception) through September 30, 2010, with no revenues earned since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC

Li & Company, PC

Skillman, New Jersey

November 2, 2010

KICK THE CAN CORP.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

September 30, 2010

ASSETS

Current assets
Cash	$-
Stock subscription receivable	1,6001

Total assets	$1,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accrued expenses	$853

Total liabilities	853

Stockholders’ equity
Common stock: $0.001 par value; 60,000,000 shares authorized; 32,000,000 shares issued and outstanding	3,200
Additional paid-in capital	(1,600)
Deficit accumulated during the development stage	(853)

Total stockholders’ equity	747

Total liabilities and stockholders’ equity	$1,600

See accompanying notes to the financial statements

KICK THE CAN CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period from September 20, 2010 (Inception) through September 30, 2010

REVENUE	$-

OPERATING EXPENSES
General and administrative	853

Loss before income taxes	(853)

Provision for income taxes	-

Net loss	$(853)

Net loss per common share – basic and diluted	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	17,600,000

See accompanying notes to the financial statements.

KICK THE CAN CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from September 20, 2010 (Inception) Through September 30, 2010

	Common Stock		Additional		Total
	Shares	Amount	Paid-In Capital	Accumulated Deficit	Stockholders' Deficit

September 20, 2010 (Inception)	16,000,000	$1,600	$-	$-	$1,600

Purchase of assets from related party at zero cost basis	16,000,000	1,600	(1,600)		-

Net loss				(853)	(853)

Balance, September 30, 2010	32,000,000	$3,200	$(1,600)	$(853)	$747

See accompanying notes to the financial statements.

KICK THE CAN CORP.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period from September 20, 2010 (Inception) through September 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(853)

Adjustments to reconcile net loss to net cash used in operating activities:

Accrued expenses	853

Net cash used in operating activities	-

Change in cash during the period	-
Cash, beginning of the period	-

Cash, end of the period	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$-
Income tax paid	$-

NON-CASH FINANCING AND INVESTING
Common stock issued for stock subscription receivable	$1,600

Common stock issued for purchase of related party assets with zero cost basis	$1,600

See accompanying notes to the financial statements

KICK THE CAN CORP.
(A DEVELOPMENT STAGE COMPANY)
SEPTEMBER 30, 2010

NOTES TO THE FINANCIAL STATEMENTS

Note 1 – Nature of Operations

Kick The Can Corp. (a development stage company) (“KTC” or the “Company”) was incorporated in the State of Nevada on September 20, 2010. Initial operations have included organization and incorporation, target market identification, marketing plans, and capital formation. A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the marketplace. The Company has not generated any revenues since inception. Kick the Can Corp was formed to develop and acquire pop culture events throughout North America.

Note 2 – Significant Accounting Policies

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Development stage company

The Company is a development stage company as defined by section 810-10-20 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced.  All losses accumulated since inception have been considered as part of the Company’s exploration stage activities.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end

The Company elected September 30 as its fiscal year ending date.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments.  Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.
Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.
Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company’s financial assets and liabilities, such as accrued expenses approximate its fair values because of the short maturity of this instrument.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from September 20, 2010 (inception) through September 30, 2010.

Revenue recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25.addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.  Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of September 30, 2010.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Cash flows reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently issued accounting standards

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 “Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash”, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25- 14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 “Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification”, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

1.	A subsidiary or group of assets that is a business or nonprofit activity

2.	A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

3.	An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

1.	Sales of in substance real estate. Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

2.
Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820) Improving Disclosures about Fair Value Measurements”, which provides amendments to Subtopic 820-10 that require new disclosures as follows:

1.
Transfers in and out of Levels 1 and 2. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.

2.
Activity in Level 3 fair value measurements. In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number).

This Update provides amendments to Subtopic 820-10 that clarify existing disclosures as follows:

1.
Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities.

2.
Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3.

This Update also includes conforming amendments to the guidance on employers' disclosures about postretirement benefit plan assets (Subtopic 715-20). The conforming amendments to Subtopic 715-20 change the terminology from major categories of assets to classes of assets and provide a cross reference to the guidance in Subtopic 820-10 on how to determine appropriate classes to present fair value disclosures. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

In February 2010, the FASB issued the FASB Accounting Standards Update No. 2010-09 “Subsequent Events (Topic 855) Amendments to Certain Recognition and Disclosure Requirements”, which provides amendments to Subtopic 855-10 as follows:

1.
An entity that either (a) is an SEC filer or(b) is a conduit bond obligor for conduit debt securities that are traded in a public market (a domestic or foreign stock exchange or an over-the-counter market, including local or regional markets) is required to evaluate subsequent events through the date that the financial statements are issued. If an entity meets neither of those criteria, then it should evaluate subsequent events through the date the financial statements are available to be issued.

2.
An entity that is an SEC filer is not required to disclose the date through which subsequent events have been evaluated. This change alleviates potential conflicts between Subtopic 855-10 and the SEC's requirements.

3.
The scope of the reissuance disclosure requirements is refined to include revised financial statements only. The term revised financial statements is added to the glossary of Topic 855. Revised financial statements include financial statements revised either as a result of correction of an error or retrospective application of U.S. generally accepted accounting principles.

All of the amendments in this Update are effective upon issuance of the final Update, except for the use of the issued date for conduit debt obligors. That amendment is effective for interim or annual periods ending after June 15, 2010.

In April 2010, the FASB issued the FASB Accounting Standards Update No. 2010-17 “Revenue Recognition — Milestone Method (Topic 605) Milestone Method of Revenue Recognition”, which provides guidance on the criteria that should be met for determining whether the milestone method of revenue recognition is appropriate. A vendor can recognize consideration that is contingent upon achievement of a milestone in its entirety as revenue in the period in which the milestone is achieved only if the milestone meets all criteria to be considered substantive.

Determining whether a milestone is substantive is a matter of judgment made at the inception of the arrangement. The following criteria must be met for a milestone to be considered substantive. The consideration earned by achieving the milestone should:

1.	Be commensurate with either of the following:

a.	The vendor's performance to achieve the milestone

b.	The enhancement of the value of the item delivered as a result of a specific outcome resulting from the vendor's performance to achieve the milestone

2.	Relate solely to past performance

3.	Be reasonable relative to all deliverables and payment terms in the arrangement.

A milestone should be considered substantive in its entirety. An individual milestone may not be bifurcated. An arrangement may include more than one milestone, and each milestone should be evaluated separately to determine whether the milestone is substantive. Accordingly, an arrangement may contain both substantive and nonsubstantive milestones.

A vendor's decision to use the milestone method of revenue recognition for transactions within the scope of the amendments in this Update is a policy election. Other proportional revenue recognition methods also may be applied as long as the application of those other methods does not result in the recognition of consideration in its entirety in the period the milestone is achieved.

A vendor that is affected by the amendments in this Update is required to provide all of the following disclosures:

1.	A description of the overall arrangement
2.	A description of each milestone and related contingent consideration
3.	A determination of whether each milestone is considered substantive
4.	The factors that the entity considered in determining whether the milestone or milestones are substantive
5.	The amount of consideration recognized during the period for the milestone or milestones.

The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. Additionally, a vendor electing early adoption should disclose the following information at a minimum for all previously reported interim periods in the fiscal year of adoption:

1.           Revenue
2.           Income before income taxes
3.           Net income
4.           Earnings per share
5.           The effect of the change for the captions presented.

A vendor may elect, but is not required, to adopt the amendments in this Update retrospectively for all prior periods.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage of $853 at September 30, 2010, and a net loss from operations of $853 for the period from September 20, 2010 (inception) through September 30, 2010 with no revenues since inception.

While the Company is attempting to commence operations and generate revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations.  Management intends to raise additional funds by way of a public or private offering.  Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern.  While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Stockholder’ Equity

Issuance of common stock

The Company was incorporated on September 20, 2010 at which time 16,000,000 shares of common stock were subscribed to the Company’s founder at $0.001 per share or $1,600. Payment of the subscription was received on October 16, 2010.

On September 29, 2010, the Company issued 16,000,000 shares of its common stock for certain assets owned by Kicking The Can L.L.C. (“LLC”). The majority member of LLC is the sole shareholder of KTC and because of this the transaction has been valued at $0, his basis in these assets.

Note 5 – Income Taxes

At September 30, 2010, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $853 that may be offset against future taxable income through 2030.  No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of approximately $290, calculated at an effective tax rate of 34%, was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $290.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $290 for the period from September 20, 2010 (inception) through September 30, 2010.

Note 6 – Related Party Transaction

The Company has been provided office space by its Chief Executive Officer at no cost. The management determined that such cost is nominal and did not recognize the rent expense in its financial statements.

Note 7 – Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through the date these financials were issued to determine if they must be reported. The Management of the Company determined that there are no reportable subsequent events to be disclosed.